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                          INVESTOR SUBSCRIPTION AGREEMENT
                                     IDT, INC.
Persons interested in purchasing shares of the Common Stock of IDT, Inc. (the "Shares") must complete and return this Subscription Agreement along with their check or money order to:

IDT, Inc., 2275 Swallow Hill Road, Building 2500, Pittsburgh, PA 15220

If and when accepted by IDT, Inc., a Pennsylvania corporation (the "Company"), this Subscription Agreement shall constitute an irrevocable subscription for shares of Common Stock, no par value, of the Company. If accepted, a copy of this Agreement will be returned as a receipt and a stock certificate will be issued shortly thereafter.

The undersigned (referred to herein as the "Subscriber") desires to become a SHAREHOLDER and hereby irrevocably tenders this subscription agreement and subscribes for that number of shares (the "Shares") of the Company's common stock as stated below, at the price of _________dollars ($_______) per share, upon the terms, conditions and representations set forth herein.

1. The Subscriber acknowledges and represents as follows:

     (a) That the Subscriber has received and carefully reviewed the
Company's prospectus, dated July    , 1999, (the "Prospectus") and that the
Subscriber does not rely upon the verbal representation made by any officer, employee or agent of the Company. Notwithstanding the availability of other sources of information on the Company, Subscriber represents that this subscription is based solely upon the information contained within said Prospectus.

     (b) That the Subscriber has the net worth and/or income to be able to bear the economic risk of an investment in the Shares; and

     (c) That the Subscriber has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares; and

     (d) That the Subscriber has determined that the Shares are a suitable investment for him, her or it and meets his, her or its investment objectives and financial needs, and that the Subscriber has adequate means for providing for current financial needs and personal contingencies and has no need for liquidity if a market for the Shares does not develop; and




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     (e) The Subscriber recognizes that the Company is a development stage business venture, that an investment in the Shares is highly speculative and involves no escrow of funds and a high degree of risk, including those in the Prospectus discussed under the heading "Risk Factors;" and

     (f) The Subscriber is purchasing the shares herein for investment purposes only and not for purposes of resale and/or distribution to others. The Subscriber represents and warrants that he, she or it is a bona fide resident of, and is domiciled in the State, or jurisdiction, stated below and that the Shares are being purchased solely for the beneficial interest of the Subscriber.

METHOD OF PAYMENT: CHECK, MONEY ORDER OR WIRE TRANSFER PAYABLE TO "IDT, INC".
I hereby irrevocably tender this Subscription Agreement for the purchase of ________Shares at $________ per Share. With this Subscription Agreement I tender payment in the amount of $__________ ($_________ per Share) for the Shares subscribed. In connection with this investment in the Company, I represent and warrant as follows:

          (a) Prior to tendering payment for the Shares, I received the Company's Prospectus.

          (b)  I am a bona fide resident of the state of ____________________.


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PLEASE REGISTER THE SHARES WHICH I AM PURCHASING AS FOLLOWS:

     1. INDIVIDUAL(s)--if more than one owner, please issue as follows:
     ___ Tenants-in-Common (all parties must sign--each investor has as undivided interest)
     ___ Joint Tenants with Rights of Survivorship ( all parties must sign--joint ownership)
     ___ Minor with adult custodian under the Uniform Gift to Minors Act (the minor will have sole beneficial ownership)

     ---------------------------------  -----------------------------------
     INVESTOR NO. 1 (print name above)  INVESTOR NO. 2 (print name above)

     ---------------------------------  -----------------------------------
     Street (residence address)         Street (residence address)

     ---------------------------------  -----------------------------------
     City State Zip                     City State Zip

     ---------------------------------  -----------------------------------
     Home Phone                         Home Phone

     ---------------------------------  -----------------------------------
     Social Security Number -           Social Security Number -
     Birth Date                         Birth Date

     ---------------------------------  -----------------------------------
     Signature                          Signature

     ---------------------------------  -----------------------------------
     Date                               Date










     2. ENTITY
     ___ Corporation (authorized agent of corporation must sign)
     ___ Existing Partnership (at least one partner must sign)

     -----------------------------------     -------------------------------


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     Name of Corporation or Partnership      Federal Identification Number

     -----------------------------------     -------------------------------
     Authorized Agent (print name above)     Business Phone


     ----------------------------
     Title

     ----------------------------
     Business Address

     ----------------------------
     City State Zip

     The undersigned acknowledges under the penalties of perjury that the foregoing information is true, accurate, and complete.

     ----------------------------
     Signature

     ----------------------------
     Date
















     3. TRUST
     Trust (all trustees must sign)

     --------------------------------------  --------------------------------
     Trustee (print name above)              Street Address

     --------------------------------------  --------------------------------
     Trust (print name above)                City State Zip


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     Date of Trust Agreement                 Social Security # or Federal ID #

     The undersigned acknowledges under the penalties of perjury that the foregoing information is true, accurate and complete.

     --------------------------------------  --------------------------------
     Signature                               Signature

     --------------------------------------  --------------------------------
     Date                                    Date

     Accepted by IDT, INC.

     By
       ------------------------------------  --------------------------------
                                             Date


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